EXHIBIT 3.2

                                     BYLAWS
                                       OF
                       SUNGLOBE FIBER SYSTEMS CORPORATION


                                    ARTICLE I
                             Offices, Corporate Seal


         Section 1.01. Offices. The Corporation shall have a registered office, a principal office and such other offices as the Board of Directors may determine.

         Section 1.02. Corporate Seal. The Corporation shall have a corporate seal.



                                   ARTICLE II
                            Meetings of Stockholders


         Section 2.01. Place and Time of Meetings. Meetings of the stockholders may be held at such place and at such time as may be designated by the Board of Directors. In the absence of a designation of place, this meeting shall be held at the principal office. In the absence of a designation of time, the meeting shall be held at 10:00 a.m.

         Section 2.02. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other proper business, which was stated in the notice of the meeting, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. However, the necessity of such annual meeting of stockholders may be dispensed with if it is determined by the President to seek the written consent of the stockholders. If a sufficient number of written consents are not obtained prior to the time herein above provided, the Board of Directors shall cause an annual meeting to be held as soon thereafter as possible.

         Section 2.03. Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be called by the Secretary at the written request of a majority of the total number of directors, by the Chairman of the Board, by the President or by the stockholders owning a majority of the shares outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

         Section 2.04. Quorum. Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.05. Organization. At each meeting of the stockholders, the Chairman of the Board or in his absence the President or in his absence the chairman chosen by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote shall act as chairman; and the Secretary of the Corporation or in his absence an Assistant Secretary or in his absence any person whom the chairman of the meeting shall appoint shall act as Secretary of the meeting.

         Section 2.06. Order of Business. The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at such meeting and entitled to vote thereat.

         Section 2.07 .Voting. Each stockholder of the Corporation entitled to vote at a meeting of stockholders or entitled to express consent in writing to the corporate action without a meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation. Upon the request of any stockholder, the vote upon any question before a meeting shall be written by written ballot, and all elections of directors shall be by written ballot. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, agreement, the Certificate of Incorporation or these Bylaws. Any action to be taken by written consent without a meeting may be taken by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. For the election of directors, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors. If directors are to be elected by consent in writing of the stockholders without a meeting, those persons receiving the consent in writing of the largest number of shares in the aggregate and constituting not less than a majority of the total outstanding shares entitled to consent in writing thereon (up to and including the number of directors to be elected) shall be directors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation shall have been given written notice to the contrary and shall have been furnished with a copy of the instrument or order appointing them or creating a relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (i)      if only one shall vote, his act shall bind all;


                  (ii) if more than one shall vote, the act of the majority voting shall bind all;


                  (iii) if more than one shall vote, but the votes shall be evenly split on any particular matter, then, except as otherwise required by statute, each fraction may vote the shares in question proportionately.

         Section 2.08. Inspectors of Election. At each meeting of the stockholders, the chairman of such meeting may appoint two inspectors of election to act. Each inspector of election so appointed shall first subscribe an oath or affirmation briefly to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability such inspectors of election, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the Secretary of such meeting of the results thereof. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

         Section 2.09. Notices of Meetings and Consents. Every stockholder shall furnish the Secretary of the Corporation with a post office address at which notices of meetings and notices and consent material with respect to proposed corporate action without a meeting and all other corporate communications may be served on or mailed to him. Except as otherwise provided by the Certificate of Incorporation or by statute, a written notice of each annual and special meeting of stockholders shall be given not less than ten (10) or more than sixty (60) days before the date of such meeting or the date on which the corporate action without a meeting is proposed to be taken to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice of meeting to him personally or depositing the same in the United States mail, postage prepaid, directed to him at the post office address shown upon the records of the Corporation. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership is delivery to such corporation, association or partnership. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

         Section 2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or consent to corporate action without a meeting may authorize another person or persons to act for him by proxy by an instrument executed in writing. If any such instrument designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after three years from the date of its execution unless the proxy provides for a longer period. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. Subject to the above, any proxy may be revoked if an instrument revoking it or proxy bearing a later date is filed with the Secretary .

         Section 2.11. Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

         Section 2.12. Written Action. Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 2.13. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                                   ARTICLE III
                               Board of Directors


         Section 3.01. General Powers. The business of the Corporation shall be managed by the Board of Directors.

         Section 3.02. Number, Qualification and Term of Office. The number of directors shall be established by a resolution adopted by the incorporator or the shareholders, or by the unanimous consent of the total number of directors. Directors need not be stockholders. Each director shall hold office until the annual meeting of stockholders next held after his election or until the stockholders have elected directors by consent in writing without a meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

         Section 3.03. Annual Meeting. As soon as practicable after each election of directors, the Board of Directors shall meet at the principal office. of the Corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as may come before the meeting.

         Section 3.04. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.

         Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

         Section 3.06. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the secretary, who shall give at least twenty-four hours notice thereof to each director by mail, telephone, telegram, or in person. Notice shall be effective upon receipt.

         Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting, in writing signed by each director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 3.08. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws or applicable agreement requires a greater number.

         Section 3.09. Vacancies. Any vacancy among the directors or increase in the authorized number of directors shall be filled as permitted by applicable law, subject to the provisions of the Certificate of Incorporation.

         Section 3.10. Removal. Any director may be removed from office at any meeting of the stockholders either with or without cause. If the entire Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting.

         Section 3.11. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         Section 3.12. Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 3.13. Compensation. Directors who are not salaried officers of the Corporation may receive a fixed sum per meeting attended or a fixed annual sum and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve the Corporation in any other capacity and receive proper compensation therefor.

         Section 3.14. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate with each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

                                   ARTICLE IV
                                    Officers


         Section 4.01. Number. The officers of the Corporation shall consist of a President, Secretary, Treasurer and any other officers and agents as the Board of Directors by a majority vote of the total number of directors may designate. Any person may hold two or more offices.

         Section 4.02. Election, Term of Office, and Qualifications. At each annual meeting of the Board of Directors all officers, from within or without their number, shall be elected. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified, or until such office is eliminated by a vote of the majority of all directors. Officers who may be directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

         Section 4.03. Removal and Vacancies. Any officer may be removed from his office by a majority vote of the total number of directors with or without cause. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

         Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

         Section 4.05. President. The President shall have general active management of the business of the Corporation. The President shall preside at all meetings of the stockholders and directors. The President shall be the chief executive officer of the Corporation and shall see that all orders and resolutions of the directors are carried into effect. The President shall be ex officio a member of all standing committees. The President may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation and in general shall perform all duties usually incident to the office of the president. The President shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

         Section 4.06. Vice President. Each Vice President, if any are elected, shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

         Section 4.07. Secretary. The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of stockholders and the Board of Directors. The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

         Section 4.08. Treasurer. The Treasurer shall keep accurate accounts of all moneys of the Corporation received or disbursed. The Treasurer shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. The Treasurer shall disburse the funds of the Corporation as ordered by the directors, making proper vouchers therefor. The Treasurer shall render to the President and the Board of Directors whenever required an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

         Section 4.09. Duties of Other Officers. The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

         Section 4.10. Compensation. The officers of the Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

                                    ARTICLE V
                            Shares and Their Transfer

         Section 5.01. Certificates for Stock. Every holder of stock in the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so canceled, except in cases provided for in the Bylaws.

         Section 5.02. Issuance of Stock. The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. Stock so issued shall be fully paid and nonassessable. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Treasury shares may be disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

         Section 5.03. Fraction of Shares. The Corporation may issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto,
(2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for certificates representing the full shares of uncertificated full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         Section 5.04. Partly Paid Stock. The Corporation may issue the whole or any part of its stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each certificate issued to represent any such partly paid stock, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid stock, the Corporation shall declare a dividend upon partly paid stock of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. The Board of Directors may, from time to time, demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on such stock, and such sum so demanded shall be paid to the Corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed at least 30 days before the time for such payment, to each holder of or subscriber for stock which is not fully paid at his last known post office address.

         Section 5.05. Transfer of Stock. Transfer of stock on the books of the Corporation may be authorized only by the stockholder named in the certificate, the stockholder's legal representative or the stockholder's duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation.

         Section 5.06. Loss of Certificates. Any stockholder claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one claimed to have been lost, stolen or destroyed.

         Section 5.07 .Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent of registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI
                            Dividends, Surplus, Etc.

         Section 6.01. Dividends. The Board of Directors may declare dividends from the Corporation's surplus, or if there be none, out of its net profits for the current fiscal year, and/or the preceding fiscal year , in such amounts as in their opinion the condition of the affairs of the Corporation shall render advisable, unless otherwise restricted by law.

         Section 6.02. Use of Surplus, Reserves. The Board of Directors may use any of its property or funds, unless such would cause an impairment of capital, in purchasing any of the stock, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation. The Board of Directors may from time to time set aside from its surplus or net profits such sums as it deems proper as a reserve fund for any purpose.

                                   ARTICLE VII
                         Books and Records, Fiscal Year


         Section 7.01. Books and Records. The Board of Directors of the Corporation shall cause to be kept: (a) a share ledger which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of stockholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

         Section 7 .02. Annual Report. The Board of Directors shall cause to be filed with the Delaware Secretary of State in each year the annual report required by law.

         Section 7.03. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         Section 7 .04. Examination by Stockholders. Any stockholder of record of the Corporation, upon written demand under oath stating the purpose thereof, shall have the right to inspect in person or by agent or attorney, during usual business hours, for any proper purpose, the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. Holders of voting trust certificates representing stock of the Corporation shall be regarded as stockholders for the purpose of this subsection. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal office.

                                  ARTICLE VIII
                                 Indemnification

         Section 8.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter called a "proceeding") by reason of the fact that he or she, or person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while serving as a director or officer, is or was serving at the request of this Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore notwithstanding such amendment unless such amendment permits this Corporation to provide broader indemnification rights than said law permitted this Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that, except as provided in the next paragraph, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding ( or part thereof) initiated by such person only if such proceeding ( or part thereof) was authorized by the Board of Directors of the Corporation.

         The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of this Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 8.02. Right of Claimant to Bring Suit. A claimant may bring suit against the Corporation under Section 8.01 only if this Corporation fails to pay in full within thirty (30) days of its receipt of a written claim for payment hereunder. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including, but not limited to, attorneys' fees). It shall be a defense to any such action

(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 8.03. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 8 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 8.04. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE IX
                                  Miscellaneous

         Section 9.01. Fixing Date for Determination of Stockholders of Record.

                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, or more than sixty (60) days prior to any other action.

                  (b)      If no record date is fixed

                           (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                           (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                           (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 9.02. Periods of Time. During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

         Section 9.03. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         Section 9.04. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                    ARTICLE X
                                   Amendments

         Section 10.01. These Bylaws may be amended, altered or repealed, or new Bylaws made by a vote of the majority of the total number of directors or of the stockholders at any meeting upon proper notice.